Exhibit 11.2

1 E Erie St, STE 525-2419 Chicago, IL 60611 Tel: (+1) 312-313-0350 E-Fax: (+1) 312-277-3901 audit@smartsolutionscpa.com www.smartsolutionsCPA.com

CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

We consent to the inclusion in this Offering Statement on Form 1-A of our audit report dated May 20, 2024, with respect to the consolidated balance sheet of McQueen Labs Series, LLC as of April 30, 2024, and the related consolidated income statement, consolidated statement of changes in equity, and consolidated cash flows for the period from inception April 11, 2024, through April 30, 2024.

Our report relating to those consolidated financial statements includes an emphasis of matter paragraph regarding the operations of the Company that have not been commenced yet.

We also consent to the reference to us as an Independent Auditor under the heading “Experts” in such Offering Statement.

Yours truly,

/s/ Noman Tahir CPA
Noman Tahir CPA
License: 065.054304
Chicago
State of Illinois
July 17, 2024

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